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                                                                    EXHIBIT 10.5



                              EMPLOYMENT AGREEMENT

                  AGREEMENT effective as of the 1st day of June, 1999, between STYLING TECHNOLOGY CORPORATION, a Delaware corporation (the "Employer"), and SAM
L. LEOPOLD, an individual who resides at the address appearing below (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Executive is desirous of continuing to be employed by the Employer and the Employer desires to continue to employ the Executive; and

                  WHEREAS, the Employer wishes to enter into an agreement with the Executive governing the terms and conditions of his continued employment, and the Executive is willing to continue to be employed on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

                  1. EMPLOYMENT. The Employer shall continue to employ the Executive, and the Executive shall continue in the employ of the Employer, from and after the date first set forth above (the "Effective Date") on the terms and subject to the conditions set forth in this Agreement. The Executive shall serve in the position of Chairman of the Board, President and Chief Executive Officer of the Employer with authority, duties and responsibilities commensurate with his authority, duties and responsibilities immediately prior to the Effective Date, plus any additional duties and responsibilities upon which the Employer and the Executive may agree from time to time. The Executive shall devote his best efforts to the business of the Employer.

                  2. TERM. The term of this Agreement shall initially be five
(5) years commencing on the Effective Date hereof, and thereafter shall be automatically renewed for successive five (5) year terms, provided that the employment of the Executive may be terminated at any time after the Effective Date in accordance with paragraph 5.

                  3. LOCATION. The Executive shall not be required to relocate his primary place of employment outside Maricopa County, Arizona. The Executive shall, however, also travel to other locations at such times as may be reasonably necessary for the performance of his duties under this Agreement. Any such travel undertaken by the Executive shall be at the Employer's expense, and when travelling on business relating to the performance of his duties under this Agreement the Executive shall be entitled to first class air transportation and first class hotel accommodations.

                  4. COMPENSATION. During the Executive's period of employment, the Executive shall be compensated by the Employer as follows:

                           (a) Annual Salary. The Executive shall be paid an annual salary at a rate computed on the basis of Three Hundred Seventy-Five Thousand Dollars
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         ($375,000) per year commencing from and after the Effective Date. As of
         July 1, 2001, and each July 1 thereafter, the Executive's annual salary shall be reviewed and, if appropriate based upon merit or other factors, increased by the Compensation Committee of the Board of Directors of the Employer (the "Board"). The Executive's salary shall be paid in accordance with the Employer's normal payroll cycle and policies.

                           (b) Employee Benefits. The Executive shall be entitled to participate in any and all retirement benefit, welfare benefit and other employee benefit plans or programs, which are from time to time maintained by the Employer for its senior executives, in accordance with the provisions of such plans or programs as from time to time in effect. The Executive shall also be entitled to the benefits set forth in Schedule A attached hereto and made a part of this Agreement.

                           (c) Business Expenses. The Executive shall be reimbursed, in a manner consistent with the policies of the Employer, for all reasonable business expenses incurred in the performance of his duties pursuant to this Agreement, to the extent such expenses are substantiated in writing, are approved by the Employer, and are consistent with the general policies of the Employer relating to the reimbursement of expenses of its senior executives. Except as otherwise provided in this Agreement, expenses for items reasonably deemed to be personal by the Employer shall not be reimbursed by the Employer and are the sole responsibility of the Executive.

                           (d) Deduction and Withholding. All compensation and benefits to or on behalf of the Executive pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by the Executive or required by applicable law.

                           (e) Indemnification and Insurance. The Employer shall, to the fullest extent permitted or required by Section 145 of the Delaware General Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Employer to provide broader indemnification rights than prior to such amendment), indemnify the Executive against any and all Liabilities (as defined below), and advance any and all reasonable Expenses (as defined below), incurred by him in any Proceeding (as defined below). The rights to indemnification hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which the Executive may be entitled under any other written agreement, Board resolution, vote of shareholders, the Delaware General Corporation Law or otherwise.
         For purposes of this Agreement:

                                    (1) "Liabilities" shall include, without
                  limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all liabilities of every type or nature whatsoever.

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                                    (2) "Expenses" shall include, without
                  limitation, any and all expenses, fees, costs, charges, attorneys' fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Proceeding for which he is not otherwise compensated by the Employer or any third party, and any and all other direct or indirect costs of any type or nature whatsoever.

                                    (3) "Proceeding" shall include, without
                  limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended (the "Securities Act"), and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a derivative action and whether formal or informal.

                           The Employer shall supplement the foregoing rights to indemnification by the purchase of insurance on behalf of its officers and directors, including the Executive, in the amount of no less than Ten Million Dollars ($10,000,000) against Liabilities and/or the advancement of Expenses.

                  5.       TERMINATION.

                           (a) Termination for Cause. The Employer may terminate the Executive's employment for Cause (as defined below) immediately upon notice to the Executive. Such notice shall specify in reasonable detail the nature of the Cause. For purposes of this Agreement, "Cause" shall mean a material unremedied breach of this Agreement or a conviction of a felony committed against the Employer; provided, however, the Executive shall be provided with at least thirty (30) days' prior notice of, and an opportunity within the thirty (30) days to cure, any grounds for terminating his employment for Cause hereunder. The existence of Cause shall be determined in good faith by the Board at a duly held meeting thereof. In the event of the involuntary termination by the Employer of his employment for Cause, the Executive shall be entitled to receive as compensation only his salary and benefits as accrued through the effective date of such termination.

                           (b) Termination Other Than for Cause. The Employer may terminate the Executive's employment for any reason, upon at least sixty (60) days' prior notice to the Executive, in which event the Executive's employment shall terminate as of the effective date of termination. In the event of the involuntary termination by the Employer of his employment other than for Cause, the Executive shall be entitled to receive as compensation: (1) his salary and benefits as accrued through the effective date of such termination, (2) an amount equal to the Executive's then current salary for a period of five (5) years (in accordance with the Employer's normal payroll cycle and policies), which amount shall be payable in a single sum on

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         his employment termination date, (3) continuation, at the Employer's expense, of all employee benefits during the period described in subparagraph (2) hereof, except to the extent that he becomes eligible for any equivalent benefits provided by another employer, and (4) an amount equal to five (5) times any incentive compensation paid to him for the fiscal year immediately preceding the fiscal year in which his employment termination date occurs, which amount shall be payable in a single sum on his employment termination date. If continuation coverage is not available for any reason beyond the control of the Employer for any employee benefits for any portion of the period described in subparagraph (2), then the Employer shall pay the cash equivalent of such coverage to the Executive for the remaining portion of such period. The amount of the cash equivalent shall be determined in good faith by the Board.

                           (c) Voluntary Termination for Good Reason. The Executive may voluntarily terminate his employment for Good Reason (as defined below) at any time upon at least sixty (60) days' prior notice to the Employer, in which event the Executive's employment shall terminate as of the effective date of termination. For purposes of this Agreement, "Good Reason" shall mean the Employer's material unremedied breach of this Agreement or any adverse change, without the Executive's written consent, in his authority, duties, responsibilities, position, status, geographic location or working conditions from his authority, duties, responsibilities, position, status, geographic location or working conditions in effect immediately prior to the Effective Date; provided, however, the Employer shall be provided with at least thirty
         (30) days' prior notice of, and an opportunity within the thirty (30) days to cure, any grounds for the Executive terminating his employment for Good Reason hereunder. The existence of Good Reason shall be determined in good faith by the Executive. In the event of his voluntary termination of employment for Good Reason, the Executive shall be entitled to all of the compensation and benefit payments described in paragraph 5(b).

                           (d) Voluntary Termination Other Than for Good Reason. The Executive may voluntarily terminate his employment other than for Good Reason at any time upon at least sixty (60) days' prior notice to the Employer, in which event the Executive's employment shall terminate as of the effective date of termination. In the event of his voluntary termination of employment other than for Good Reason, the Executive shall be entitled to receive only his salary and benefits as accrued through the effective date of such termination and COBRA continuation coverage benefits.

                           (e) Death or Disability. The Executive's employment pursuant to this Agreement shall terminate automatically on the date of the Executive's death or disability. No compensation shall be payable after the Executive's death or disability other than the Executive's salary and benefits as accrued through the date of his death or disability, whichever is applicable, and any employee benefits, such as disability insurance proceeds, provided pursuant to paragraph 4(b) in the event of the Executive's death or disability; provided, however, that the Executive (or, in the event of his death, his estate) shall be entitled to receive a pro rata portion of any incentive compensation

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         that would be payable to him (but for his death or disability) for the fiscal year in which his death or disability occurs, which pro rata portion shall be based upon the ratio that the part of such fiscal year during which he was employed bears to the entire fiscal year.

                           For purposes of this Agreement, the term "disability" means a physical or mental condition that prevents the Executive from performing the essential functions of his position with or without reasonable accommodations.

                           (f) Administrative Leave. In the event of the Employer's involuntary termination of the Executive's employment for Cause, or the Executive's voluntary termination of his employment other than for Good Reason, the Employer may place the Executive on paid administrative leave and/or bar or restrict his access to the Employer's facilities, contemporaneously with or at any time after the delivery of the termination notice.

                           (g) No Duty to Mitigate. Except as expressly provided herein, the obligation of the Employer to pay any salary, benefits or other amounts to the Executive pursuant to this paragraph 5 shall not be dependent upon, or otherwise affected by, whether or not the Executive seeks or obtains any other employment after the termination of his employment for any reason or otherwise makes any effort to mitigate the effects of such termination.

                           (h) Avoidance of Duplicate Severance Benefits. In the event of the involuntary termination by the Employer of the Executive's employment other than for Cause, or the Executive's termination of his employment for Good Reason after a Change of Control (as defined in the Change of Control Agreement dated as of June 1, 1999, between the Employer and the Executive (the "Change of Control Agreement")), the amount of any severance benefits payable under subparagraph 5(b) or 5(c) of this Agreement shall be reduced on a dollar-for-dollar basis to the extent of any severance benefits paid by the Employer to the Executive as a condition precedent to the Change of Control pursuant to paragraph 1(a) of the Change of Control Agreement.

                  6.       OPTION AND REGISTRATION RIGHTS.

                           (a) Option. In the event of a termination of employment of the Executive due to his death, his Beneficiary (as defined below) shall be entitled to put to the Employer any or all of the Executive's shares of common stock of the Employer (the "Shares") at any time and from time to time during the twelve (12) month period immediately following his death. In such event, his Beneficiary shall exercise the put by providing thirty (30) days' prior notice to the Employer, which notice shall specify the number of Shares being put to the Employer. The Employer shall be obligated to purchase the put Shares within the thirty (30) days at their aggregate closing market price as of the date of the put notice; provided that:

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                                    (1) the Employer shall not have any
                  obligation to purchase any put Shares to the extent that the aggregate purchase price of all of the Shares put to the Employer pursuant to this paragraph 6 would exceed Five Million Dollars ($5,000,000); or

                                    (2) the Employer shall not have any
                  obligation to purchase any put Shares to the extent that the Employer is, or by reason of the purchase would become, insolvent or such purchase would result in an event of default under any loan or financing document to which the Employer is a party or under which the Employer is obligated to any person or entity.

                           (b) Demand Registration. In the event that the Beneficiary exercises the put described in paragraph 6(a), but either the Beneficiary cannot put all of the Shares, or the Employer cannot purchase all of the put Shares, by reason of the limitation imposed by subparagraph 6(a)(1) or (2), the Beneficiary may demand in writing that the Employer file a registration statement (the "Demand Registration Statement") under the Securities Act of 1933 with the Securities and Exchange Commission (the "Commission") covering the proposed sale to the public of the specified number of his Shares. Within forty-five
         (45) days of its receipt of such a demand, the Employer, at its expense, shall prepare and file with the Commission (and any appropriate state securities authorities) a registration statement on Form S-1, S-2 or S-3 (or the successors to such Forms) covering the proposed offer and sale of all Shares to be registered pursuant to the Demand Registration Statement.

                                    (1) The Employer in its discretion may
                  effect the public offering of the Shares to be covered by the Demand Registration Statement through either (i) a shelf offering on a Form S-2 or S-3 (or any successor or similar
                  Form) registration statement (provided that the Employer is then eligible to utilize such Form under the Securities Act), with sales of the Shares registered thereunder to be effected though normal brokers' transactions or in transactions on the NASDAQ National Market or on any national securities exchange or other market on which the shares of common stock of the Employer are listed or traded or in a privately negotiated transaction or (ii) a firmly underwritten offering utilizing one or more underwriters chosen by the Employer after consulting with the Beneficiary and considering such factors as the underwriting discount proposed by, and the reputation and market presence of, such underwriters.

                                    (2) The Employer shall use its best efforts
                  to have the Demand Registration Statement declared effective under the Securities Act by the Commission (and under applicable state securities laws by all appropriate state securities authorities) as soon as practicable after the filing thereof and to maintain the effectiveness thereof for a period of no longer than ninety (90) days (or until all of the Shares covered thereby have been sold, if such sales are completed before the end of such ninety (90) days period).

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                  7. BENEFICIARY DESIGNATION. The Executive may designate a
beneficiary to receive any remaining compensation under paragraph 5 in the event of the Executive's death after the commencement of payment of any compensation (the "Beneficiary"),to exercise the put option under paragraph 6 in the event of the Executive's death prior to the end of the twelve (12) month period immediately following his employment termination date, and to exercise the demand registration right under paragraph 6. Such designation shall be made by filing a written designation with the Board in such form as the Board or its Compensation Committee may provide and may be changed by the Executive from time to time by similar action. If no such designation is made by the Executive or if the Executive is not survived by his designated Beneficiary, any remaining compensation under paragraph 5 at the time of the Executive's death shall be paid to the Executive's estate and the put option and/or demand registration right may be exercised under paragraph 6 by the personal representative of the Executive's estate.

                  8.       COVENANT NOT TO COMPETE.

                           (a) Scope. During the term of his employment with the Employer and for a period of sixty (60) months thereafter (the "Noncompetition Period"), except as authorized in writing by the Board, the Executive shall not, directly or indirectly, render services to, assist, participate in the affairs of, or otherwise be connected with, any person or business enterprise, except the Employer (which person or enterprise is engaged in, or is planning to engage in, any business that is in any respect competitive with the business of the Employer), in any capacity that

                                    (1) would utilize the Executive's services
                  with respect to such business which sells products similar to those of the Employer within any state or possession of the United States, or any substantially comparable political subdivision of any other country, wherein the Employer sold or actively attempted to sell its products within a twelve (12) month period immediately prior to the termination of the Executive's employment with the Employer, irrespective of where the Executive renders such services,

                                    (2) would utilize the Executive's services
                  in selling any products similar to those of the Employer to any person or entity to which the Employer sold or actively attempted to sell its products during the twelve (12) month period immediately prior to the termination of the Executive's employment with the Employer, irrespective of where the Executive renders such services, or

                                    (3) would reasonably be expected to utilize
                  any trade secrets acquired by the Executive during the term of his employment by the Employer.

         Notwithstanding anything in this subparagraph 8(a) to the contrary, the Executive shall not be prohibited from owning or operating any beauty salons at any time and at any location.

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                           (b) Compliance With Applicable Laws. This Agreement
         shall not reduce any obligation of the Executive to comply with any applicable laws relating to trade secrets.

                           (c) Reform. If a court of competent jurisdiction should declare any or all of this Agreement unenforceable because of any unreasonable restriction of duration and/or geographical area in subparagraph 8(a), then such court shall have the express authority to reform subparagraph 8(a) to provide for reasonable restrictions and/or to grant the Employer such other relief, at law or in equity, as are reasonably necessary to protect the interests of the Employer.

                  9. RESPONSIBILITIES UPON TERMINATION. Upon the termination of his employment by the Employer for whatever reason and irrespective of whether or not such termination is voluntary on his part, the Executive shall promptly deliver to the Employer all data, designs, drawings, plans, manuals, notes, memoranda, work sheets, specifications, customer lists, supplier lists, computer programs, and all other materials which are or have become the property of the Employer and all copies or reproductions of any such materials (whether or not such copies or reproductions are the property of the Employer).

                  10. SEPARATE AGREEMENTS. The covenants of the Executive contained in paragraphs 8 and 9 of this Agreement shall be construed as separate agreements independent of any other agreement, claim or cause of action of the Executive against the Employer, whether predicated on this Agreement or otherwise, and no other agreement, claim or cause of action asserted by the Executive shall constitute a defense to the enforcement by the Employer of these covenants. The covenants contained in this Agreement are necessary to protect the legitimate business interests of the Employer. Damages for the violation of any such covenants will not give full and sufficient relief to the Employer. In the event of any violation of any such covenants, the Employer shall be entitled to (a) injunctive relief against the continued violation thereof and (b) its actual damages; provided, however, the Employer may not set off against any such damages, or otherwise withhold payment of, any amounts that the Employer is obligated to pay to the Executive under this Agreement or any other agreement between the Employer and the Executive.

                  11. NO SOLICITATION OF EMPLOYEES. The Executive shall not, during his employment with the Employer (except in the normal course of the Employer's business) and for a period of twenty-four (24) months after the termination of his employment hereunder by the Employer for Cause or by the Executive other than for Good Reason, directly or indirectly induce any executive of the Employer or any affiliate of the Employer to resign or sever his or her employment relationship with the Employer or any affiliate of the Employer.

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                  12. GENERAL.

                           (a) Survival. The rights and obligations of the parties hereto shall survive the term of the Executive's employment under this Agreement to the extent that any performance is required under this Agreement after the expiration or termination of such term.

                           (b) Notices. All notices, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time the same is delivered in person or is mailed by registered or certified mail addressed as follows:

           To the Employer:                  Styling Technology Corporation
                                             7400 East Tierra Buena Lane
                                             Scottsdale, Arizona  85260
                                             Attention:  Secretary

           To the Executive:                 6105 North Palo Cristi Drive
                                             Paradise Valley, Arizona  85253

         Either party wishing to change the address to which notices, requests, demands and other communications under this Agreement are to be sent shall give written notice of such change to the other party.

                           (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to assume its obligations under this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. The Executive shall not have the right to transfer, assign, or delegate this Agreement or any of his rights or obligations hereunder without the prior written consent of the Employer.

                           (d) Governing Law. This Agreement shall be governed by the laws of the State of Arizona.

                           (e) Waiver. The waiver or failure of either party to insist in any one or more instances upon performance of any term, covenant or condition of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, but the obligations of either party with respect to such term, covenant or condition shall continue in full force and effect. No course of dealing shall be implied or arise from any waiver or series of waivers of any right or remedy hereunder.

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
                           (f) Severability. Each provision of this Agreement shall be interpreted where possible in a manner necessary to sustain its legality and enforceability. If any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be limited to the minimum extent necessary to render the same enforceable or valid. The unenforceability of any provision of this Agreement in a specific situation, or the unenforceability of any portion of any provision of this Agreement in a specific situation, shall not affect the enforceability of (1) that provision or portion of provision in another situation or (2) the other provisions or portions of provisions of this Agreement if such other provisions or the remaining portions could then continue to conform with the purposes of this Agreement and the terms and requirements of applicable law.

                           (g) Amendments. This Agreement shall not be amended orally, but only by a written instrument executed by each party to this Agreement.

                           (h) Headings. The headings used in this Agreement are for convenience only, shall not be deemed to constitute a part hereof, and shall not be deemed to limit, characterize or in any way affect the construction or enforcement of the provisions of this Agreement.

                           (i) Disputes. In any dispute between the Executive and the Employer concerning whether either party has breached any of his or its obligations under this Agreement, the prevailing party shall be entitled to payment from the other party for any and all expenses, including attorneys' fees and expenses, incurred by the prevailing party in connection with such dispute

                           (j) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Employer and the Executive with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STYLING TECHNOLOGY                                     EXECUTIVE
  CORPORATION


By:  /s/ Richard R. Ross                                /s/ Sam L. Leopold
------------------------------ -                        ---------------------
Its:  Executive Vice President                              Sam L. Leopold

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
                                                                      SCHEDULE A

                                    BENEFITS

                  The capitalized terms herein shall have the same meanings as the capitalized terms in the Employment Agreement dated as of June 1, 1999, between Styling Technology Corporation and Sam L. Leopold (the "Employment Agreement").

                  1. CHANGE OF CONTROL. The Executive shall be entitled to his rights and benefits under the Change of Control Agreement.

                  2. NONQUALIFIED DEFERRED COMPENSATION. The Executive shall be entitled to his rights and benefits under the Nonqualified Deferred Compensation Agreement dated as of the date hereof between the Employer and the Executive.

                  3. LIFE INSURANCE. The Employer shall purchase and pay the premiums on a whole life insurance policy on the life of the Executive, subject to a "split dollar" arrangement. The minimum death benefit under such whole life policy shall be One Million Five Hundred Thousand Dollars ($1,500,000), and the premiums shall be paid by the Employer so that such policy will be paid up within twelve (12) years. In addition, the Employer shall purchase and pay the premiums on a term insurance policy of the life of the Executive. The minimum death benefit under such term policy shall be Three Million Dollars ($3,000,000), and the Executive may designate the beneficiaries. Such policies shall be in addition to and exclusive of any insurance policy that the Employer may obtain on the life of the Executive for which the Employer is or will be the beneficiary and any insurance policy maintained by the Employer pursuant to paragraph 4(b) of the Agreement.

                  4. COUNTRY CLUB. The Employer shall reimburse the Executive for the annual dues and fees incurred with respect to any country club, provided that the amount of such reimbursement shall not exceed Fifteen Thousand Dollars ($15,000) per calendar year.

                  5. AUTOMOBILE ALLOWANCE. The Executive shall be entitled to payment of a monthly automobile allowance in the amount of Two Thousand Dollars ($2,000).

                  6. FAMILY TRAVEL. The Employer shall reimburse the Executive for the expenses incurred by the Executive for first class air transportation and first class hotel accommodations for the Executive's spouse and two children for their travel in conjunction with his travel relating to the performance of his duties pursuant to the Employment Agreement (not to exceed two trips in any calendar year between Phoenix, Arizona, and any business destination of the Executive).

                  7. TAX AND ESTATE PLANNING SERVICES. The Employer shall pay any expenses incurred by the Executive in connection with individual income tax return preparation and related tax and estate planning and accounting services for him, provided that the amount of such payment shall not exceed Twenty-Five Thousand Dollars ($25,000) per calendar year.

                  8. VACATION. The Executive shall be entitled to eight (8) weeks' paid vacation for each twelve (12) consecutive months of employment with the Employer. Such vacation shall not be cumulative and shall be taken by the Executive in his discretion, provided that any such vacation shall not interfere with the performance of his duties pursuant to the Employment Agreement.